UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 4, 2005
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On August 4, 2005, management of International Lease Finance Corporation (“ILFC”, “we”) concluded that it will restate its financial statements and other financial information for the years 2004, 2003, 2002, 2001 and 2000 and for the first quarter of 2005, with respect to the accounting for certain derivatives transactions and foreign currency transactions and for the accounting for certain payments from aircraft and engine manufacturers. In light of the restatement, readers should no longer rely on our previously filed annual and quarterly financial statements and other financial information for the years 2004, 2003, 2002, 2001 and 2000 and for the quarter ended March 31, 2005. We expect to file amended Forms 10-K and 10-Q within the next six days. Information disclosed in this Form 8-K has been discussed with AIG’s Audit Committee and ILFC’s independent registered public accountants.
Derivative Instruments
ILFC enters into derivative instruments to hedge interest rates and foreign currency risks. As part of the previously announced restatement of the financial statements of American International Group, Inc. (“AIG”), ILFC’s indirect parent corporation, AIG began an intensive review of the books and records relating to a wide variety of transactions entered into by AIG and its subsidiaries. During the review of all hedge transactions, after ILFC had filed its 2004 Form 10-K and first quarter 2005 Form 10-Q, deficiencies were identified related to ILFC’s documentation of hedge transactions and errors were identified in the application of the proper accounting for derivative related transactions under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”). The review identified:
•	Documentation deficiencies related to portions of Euro denominated debt that ILFC had designated as a hedge against future operating lease payments receivable denominated in Euros. The review revealed that the documentation related to these hedges was insufficient to meet the documentation criteria under SFAS 133 and it was concluded that ILFC could not apply hedge accounting to the transactions. The economics of the transactions are not affected.

•	Certain Euro denominated cash accounts associated with the aforementioned operating lease payments received required mark-to-spot treatment under Statement of Financial Accounting Standards No. 52, Foreign Currency Translation, which were not properly accounted for at the end of each quarter during the years 2003, 2002 and 2001.

•	Documentation deficiencies related to four commercial paper swaps where portions of ILFC’s commercial paper program were swapped from floating into fixed interest rates. The review revealed that the documentation related to these hedges was insufficient to meet the documentation criteria under SFAS 133 and it was concluded that ILFC could not apply hedge accounting to the transactions. The economics of the transactions are not affected.

•	Minor errors under SFAS 133 with respect to derivative instruments related to the amortization of Accumulated other comprehensive income. The corrections will also affect derivative assets and liabilities and accrued interest.

The accounting restatement for derivative instruments had the following effect on ILFC’s Consolidated Statement of Income accounts:

Increase (Decrease)	For Years Ended December 31,
	2004	2003	2002	2001	2000
	Dollars in Thousands
Consolidated Statements of Income:
Interest and other revenue	$(18,316)	$(31,152)	$(42,703)	$24,563	—
Interest expense	(21,876)	(25,383)	20,500	28,036	—
Selling, general and administrative expense	(3,985)	(1,631)	(1,992)	(687)	—
Net income	4,880	(2,675)	(39,583)	(8,681)	—

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2004	2004	2004	2004	2005
	Dollars in Thousands
Consolidated Statements of Income:
Interest and other revenue	$1,426	$905	$(1,349)	$(19,298)	$1,856
Interest expense	(4,527)	(8,435)	(8,893)	(21)	(13,234)
Selling, general and administrative expense	(665)	(187)	4,713	(7,846)	—
Net income	4,279	6,160	1,830	(7,389)	9,758

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003
	Dollars in Thousands
Consolidated Statements of Income:
Interest and other revenue	$(8,142)	$(10,494)	$(2,010)	$(10,506)
Interest expense	2,617	(21,684)	(521)	(5,795)
Selling, general and administrative expense	(736)	(87)	(363)	(445)
Net income	(6,481)	7,293	(728)	(2,759)
Though the economics of the hedge transactions are not affected, the corrections will significantly increase inter-period volatility due to the non-qualification of hedge accounting treatment under SFAS 133. Thus, the effect on Net income will differ from period to period.

Certain Payments from Aircraft and Engine Manufacturers
In the course of ILFC’s review of its application of SFAS 133, ILFC, in consultation with its independent registered public accountants, identified an error in its accounting for certain payments received from aircraft and engine manufacturers. Under arrangements with these manufacturers, in certain circumstances the manufacturers established notional accounts for the benefit of ILFC, to which amounts were credited by the manufacturers in connection with the purchase by and delivery to ILFC and the lease of aircraft. Amounts credited to the notional accounts were used at ILFC’s direction to protect ILFC from certain events including loss when airline customers of ILFC defaulted on lease payment obligations, to provide lease subsidies and other incentives to ILFC airline customers in connection with leases of certain aircraft and to reduce ILFC’s cost of aircraft purchased.
Historically, ILFC recorded as revenues gross lease receipts from customers who had received lease subsidies from the notional accounts and amounts paid directly to ILFC from the notional accounts in connection with lessee defaults. Amounts recorded as revenue at the time they were disbursed to ILFC or its lessees should have been recorded as a reduction of the purchase price of the aircraft at the time of delivery.
The accounting restatement for the manufacturers’ payments had the following effect on ILFC’s Consolidated Statement of Income accounts:

Increase (Decrease)	For Years Ended December 31,
	2004	2003	2002	2001	2000
	Dollars in Thousands
Consolidated Statements of Income:
Rentals of flight equipment revenue	$(124,300)	$(133,885)	$(131,734)	$(62,208)	$(50,460)
Flight equipment marketing revenue	10,596	(11,571)	(17,862)	(31,043)	(25,219)
Interest and other revenue	248	543	2,641	4,200	4,749
Depreciation expense	(43,447)	(40,353)	(36,329)	(31,289)	(25,526)
Net income	(45,272)	(67,614)	(71,536)	(37,352)	(29,361)

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2004	2004	2004	2004	2005
	Dollars in Thousands
Consolidated Statements of Income:
Rentals of flight equipment revenue	$(24,978)	$(33,125)	$(33,502)	$(32,695)	$(31,000)
Flight equipment marketing revenue	7,517	1,369	(293)	2,003	(850)
Interest and other revenue	50	78	77	43	414
Depreciation expense	(9,881)	(11,091)	(11,144)	(11,331)	(12,334)
Net income	(4,869)	(13,312)	(14,597)	(12,494)	(12,352)

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003
	Dollars in Thousands
Consolidated Statements of Income:
Rentals of flight equipment revenue	$(21,189)	$(30,669)	$(33,861)	$(48,166)
Flight equipment marketing revenue	—	(11,262)	(3,881)	3,572
Interest and other revenue	162	110	185	86
Depreciation expense	(9,572)	(10,238)	(10,292)	(10,251)
Net income	(7,407)	(20,424)	(17,631)	(22,152)
Aggregate Effect of the Restatement
The restatement had the following aggregate effect on ILFC’s Consolidated Statement of Income accounts:

Increase (Decrease)	For Years Ended December 31,
	2004	2003	2002	2001	2000
	Dollars in Thousands
Consolidated Statements of Income:
Revenues	$(131,772)	$(176,065)	$(189,658)	$(64,488)	$(70,930)
Expenses	(69,308)	(67,367)	(17,821)	(3,940)	(25,526)
Net income (1)	(40,392)	(70,289)	(111,119)	(46,033)	(29,361)
(1)	The effect on net income prior to the year 2000 was $(68,945).

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2004	2004	2004	2004	2005
	Dollars in Thousands
Consolidated Statements of Income:
Revenue	$(15,985)	$(30,773)	$(35,067)	$(49,947)	$(29,580)
Expense	(15,073)	(19,713)	(15,324)	(19,198)	(25,568)
Net income	(590)	(7,152)	(12,767)	(19,883)	(2,594)

Increase (Decrease)	For Quarters Ended
	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003
	Dollars in Thousands
Consolidated Statements of Income:
Revenue	$(29,169)	$(52,315)	$(39,567)	$(55,014)
Expense	(7,691)	(32,009)	(11,176)	(16,491)
Net income	(13,888)	(13,131)	(18,359)	(24,911)
ILFC’s aggregate cash flows were unaffected. ILFC continues to be in compliance with its debt covenants after the restatement.
Capital Contribution
AIG and its subsidiaries will make a capital contribution of approximately $400 million by August 12, 2005 to offset the reduction in our shareholders’ equity resulting from the restatement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: August 9, 2005